Exhibit 99.1

Wyndham Worldwide Reports Strong Third Quarter 2015 Results

Increases 2015 Adjusted EPS Guidance

PARSIPPANY, N.J. (October 27, 2015) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended September 30, 2015.

THIRD QUARTER HIGHLIGHTS:

•	Adjusted diluted earnings per share (EPS) was $1.78, an increase of 7% from adjusted diluted EPS of $1.67 in the third quarter of 2014. Reported diluted EPS was $1.61, compared with $1.64 in the third quarter of 2014.

•	Revenues for the third quarter of 2015 increased 3% compared with the third quarter of 2014. On a currency neutral basis and excluding the impact of acquisitions and a divestiture, revenues increased 6% and adjusted EBITDA increased 7%.

•	Gross vacation ownership sales increased 12% on a constant currency basis.

•	Vacation rental transactions increased 6% excluding the impact of acquisitions and a divestiture.

•	The Company repurchased 2.1 million shares of its common stock for $170 million during the quarter.

“We delivered great results in the third quarter across all our businesses, with more guests, staying more often, and more engaged than ever,” said Stephen P. Holmes, chairman and CEO. “This quarter was highlighted by a double digit increase in gross vacation ownership interest sales, strong growth in vacation rental transaction volume, and increased activity through our re-invigorated loyalty program. We are connecting the widest range of guests around the globe with the accommodation options they desire.”

THIRD QUARTER 2015 OPERATING RESULTS

Third quarter revenues were $1.6 billion, an increase of 3% from the prior year period. Excluding acquisitions and a divestiture, constant currency revenues increased 6% reflecting growth in each of the Company’s business segments.

Third quarter adjusted EBITDA was $412 million, compared with $418 million in the prior year period. Year-over-year adjusted EBITDA comparisons were adversely affected by foreign currency effects of $17 million in 2015, and the absence of results in 2015 from Canvas Holiday, a U.K.-based camping business, which contributed $18 million of EBITDA in the third quarter 2014 and was divested in the fourth quarter of 2014. Excluding these items and acquisitions, adjusted EBITDA increased 7%.

Adjusted net income was $210 million, or $1.78 per diluted share, compared with $210 million, or $1.67 per diluted share for the same period in 2014. Net income and earnings per share benefited from strong operations, but were negatively affected by the same factors that influenced adjusted EBITDA comparisons, noted above. EPS also benefited from the Company’s share repurchase program, which decreased the weighted average diluted share count 6% year-over-year.

Reported net income for the third quarter of 2015 was $190 million, or $1.61 per diluted share, compared with $206 million, or $1.64 per diluted share, for the third quarter of 2014. Reported net income in both periods reflects several items excluded from adjusted net income. The net result of these items unfavorably impacted third quarter 2015 net income by $20 million and unfavorably impacted third quarter 2014 net income by $4 million. Full reconciliations of adjusted net income to GAAP results appear in Table 8 of this press release. Year-over-year reported net income third quarter comparisons were negatively impacted by the same factors that influenced adjusted EBITDA comparisons, noted above.

Free cash flow was $660 million for the nine months ended September 30, 2015, compared with $750 million for the same period in 2014. The decline in free cash flow reflects the timing of capital expenditures and working capital, including inventory spending. The Company expects inventory spending in the fourth quarter of 2015 to be significantly lower than in the fourth quarter of 2014. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. For the nine months ended September 30, 2015, net cash provided by operating activities was $817 million, compared with $899 million in the prior year period.

BUSINESS UNIT RESULTS

Lodging (Wyndham Hotel Group)

Revenues were $357 million in the third quarter of 2015, a 13% increase compared with the third quarter 2014. Adjusted EBITDA was $108 million, flat compared with the same period in 2014.

In constant currency and excluding acquisitions, revenues increased 4% and adjusted EBITDA increased 3%, reflecting domestic RevPAR growth, which was partially offset by increased marketing expenditures and higher costs related to the implementation of new property management and central reservation systems.

Domestic RevPAR increased 5.2%. In constant currency, total system-wide RevPAR increased 3.3%.

As of September 30, 2015, the Company’s hotel system consisted of approximately 7,760 properties and 672,000 rooms, a 2.5% room increase compared with the third quarter of 2014. The development pipeline included 910 hotels and over 122,800 rooms, of which 61% were international and 68% were new construction.

Vacation Exchange and Rentals (Wyndham Exchange & Rentals)

Revenues were $476 million in the third quarter of 2015, a 7% decline compared with the third quarter of 2014. In constant currency, and excluding acquisitions and the impact of the divestiture of Canvas Holidays in 2014, revenues increased 6%.

Exchange revenues were $157 million, down 3% compared with the third quarter of 2014. In constant currency, exchange revenues were up 1% compared with the prior year, as the average number of members increased 1.5% while exchange revenue per member was flat.

Vacation rental revenues were $296 million, an 11% decrease compared with the third quarter of 2014. In constant currency and excluding the impact of acquisitions and the divestiture, vacation rental revenues were up 8%, reflecting a 5.8% increase in transaction volume, and a 1.7% increase in average net price per vacation rental.

Adjusted EBITDA for the third quarter of 2015 was $137 million, a 14% decrease compared with the third quarter of 2014. On a currency neutral basis and excluding the impact of acquisitions and the divestiture, adjusted EBITDA increased 5% compared with the prior year period.

Vacation Ownership (Wyndham Vacation Ownership)

Revenues were $750 million in the third quarter of 2015, a 7% increase over the third quarter of 2014. In constant currency, revenues increased 8%.

Gross VOI sales were $565 million in the third quarter of 2015, an increase of 10% compared with the third quarter of 2014. In constant currency, Gross VOI sales increased 12%. Volume per guest (VPG) for the quarter increased 10.6% in constant currency while tour flow increased 0.9%. VPG increases were driven primarily by a higher average transaction size.

Adjusted EBITDA for the third quarter of 2015 was $201 million, an increase of 7% compared with the third quarter of 2014. Results primarily reflect higher VPG. On a currency neutral basis adjusted EBITDA increased 9%.

OTHER ITEMS

•	The Company repurchased 2.1 million shares of common stock for $170 million during the third quarter of 2015. From October 1 through October 26, 2015, the Company repurchased an additional 0.9 million shares for $70 million. The Company’s remaining share repurchase authorization totals $461 million as of October 26, 2015.
•	Reported net interest expense in the third quarter of 2015 was $31 million, compared with $26 million in the third quarter of 2014.

Balance Sheet Information as of September 30, 2015:

•	Cash and cash equivalents of $259 million, compared with $183 million at December 31, 2014
•	Vacation ownership contract receivables, net, of $2.7 billion, unchanged from December 31, 2014
•	Vacation ownership and other inventory of $1.3 billion, compared with $1.2 billion at December 31, 2014
•	Securitized vacation ownership debt of $2.1 billion, compared with $2.2 billion at December 31, 2014
•	Long-term debt of $3.1 billion, compared with $2.9 billion at December 31, 2014. The remaining borrowing capacity on the revolving credit facility, net of commercial paper borrowings, was $1.4 billion as of September 30, 2015, compared with $1.3 billion at December 31, 2014

A schedule of debt is included in Table 5 of this press release.

OUTLOOK

Note to Editors: The guidance excludes possible future share repurchases, while analysts’ estimates often include share repurchases. This results in discrepancies between Company guidance and database consensus forecasts.

For the full year 2015, the Company provides the following guidance:

•	Revenues of approximately $5.450 - $5.550 billion
•	Adjusted EBITDA of approximately $1.285 - $1.315 billion. Guidance reflects a $46 million adverse earnings impact from foreign exchange compared with 2014 full year results
•	Adjusted EPS of approximately $5.06 to $5.09 based on a diluted share count of 119.4 million up from $4.88 to $5.03 based on a diluted share count of 120.2 million

“We were pleased with our performance across the Company in the third quarter, but we’re even more excited by what lies ahead. We have the broadest range of lodging accommodations in the world – including hotels, timeshare and rentals – spanning luxury to budget. We are uniquely positioned to satisfy the burgeoning travel demand around the globe. In 2016, we expect organic adjusted EBITDA growth consistent with our long-term target range of 6 – 8%,” said Mr. Holmes.

Conference Call Information

Wyndham Worldwide Corporation will hold a conference call with investors to discuss the Company’s results, outlook and guidance on Tuesday, October 27, 2015 at 8:30 a.m. EDT. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors. An archive of this webcast will be available on the website for approximately 90 days beginning at noon EDT on October 27, 2015. The conference call may also be accessed by dialing 800-369-2125 and providing the passcode "WYNDHAM." Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at noon EDT on October 27, 2015, at 800-388-4923.

The Company will post guidance information on its website following the conference call.

Presentation of Financial Information

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items.  These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing core operating performance. Exclusion of items in our non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. A reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and adjusted EPS to the most directly comparable GAAP measures because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to the Company’s reported results.

About Wyndham Worldwide Corporation

One of the world’s largest hospitality companies, Wyndham Worldwide (NYSE: WYN) provides a wide range of hospitality services and products through its global portfolio of world-renowned brands.  The world’s largest hotel company based on the number of properties, Wyndham Hotel Group is home to many of the world’s best-known hotel brands, with approximately 7,760 franchised hotels and approximately 672,000 hotel rooms worldwide. Wyndham Exchange & Rentals is the worldwide leader in vacation exchange and the world’s largest professionally managed vacation rentals business, providing more than 5 million leisure-bound families annually with access to over 110,000 vacation properties in over 100 countries through its prominent exchange and vacation rental brands. The industry and timeshare ownership market leader, Wyndham Vacation Ownership develops, markets, and sells vacation ownership interests and provides consumer financing to owners through its network of over 210 vacation ownership resorts serving approximately 900,000 owners throughout the United States, Canada, Mexico, the Caribbean, and the South Pacific. Based in Parsippany, NJ, Wyndham Worldwide employs over 34,000 associates globally. For more information, please visit www.wyndhamworldwide.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings, cash flow and related financial and operating measures.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Annual Report on Form 10-K, filed with the SEC on February 13, 2015. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media contact:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-7703

barry.goldschmidt@wyn.com

Table 1

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Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA”, which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company's segments which when considered with GAAP measures, gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for the Company's reportable segments, as well as reconcile EBITDA to Net income for the three months ended September 30, 2015 and 2014:

	Three Months Ended September 30,
	2015		2014
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$357	$83	$315	$100
Vacation Exchange and Rentals	476	134	512	159
Vacation Ownership	750	200	704	188
Total Reportable Segments	1,583	417	1,531	447
Corporate and Other (a)	(19)	(35)	(17)	(36)
Total Company	$1,564	$382	$1,514	$411

Reconciliation of EBITDA to Net income

	Three Months Ended September 30,
	2015	2014
EBITDA	$382	$411
Depreciation and amortization	59	60
Interest expense	33	28
Interest income	(2)	(2)
Income before income taxes	292	325
Provision for income taxes	102	119
Net income	$190	$206

(a) Includes the elimination of transactions between segments.

The following tables summarize net revenues and adjusted EBITDA for the Company's reportable segments for the three months ended September 30, 2015 and 2014 (for a description of adjustments by segment, see Table 7):

	Three Months Ended September 30,
	2015		2014
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$357	$108	$315	$107
Vacation Exchange and Rentals	476	137	512	159
Vacation Ownership	750	201	704	188
Total Reportable Segments	1,583	446	1,531	454
Corporate and Other	(19)	(34)	(17)	(36)
Total Company	$1,564	$412	$1,514	$418

Table 1

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Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

The following tables summarize net revenues and EBITDA for the Company's reportable segments, as well as reconcile EBITDA to Net income attributable to Wyndham shareholders for the nine months ended September 30, 2015 and 2014:

	Nine Months Ended September 30,
	2015		2014
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$983	$255	$835	$250
Vacation Exchange and Rentals	1,228	323	1,293	333
Vacation Ownership	2,067	513	1,970	488
Total Reportable Segments	4,278	1,091	4,098	1,071
Corporate and Other (a)	(54)	(100)	(48)	(104)
Total Company	$4,224	$991	$4,050	$967

Reconciliation of EBITDA to Net income attributable to Wyndham shareholders

	Nine Months Ended September 30,
	2015	2014
EBITDA	$991	$967
Depreciation and amortization	173	175
Interest expense	89	84
Interest income	(7)	(6)
Income before income taxes	736	714
Provision for income taxes	265	265
Net income	471	449
Net income attributable to noncontrolling interest	-	(1)
Net income attributable to Wyndham shareholders	$471	$448

(a) Includes the elimination of transactions between segments.

The following tables summarize net revenues and adjusted EBITDA for the Company's reportable segments for the nine months ended September 30, 2015 and 2014 (for a description of adjustments by segment, see Table 7):

	Nine Months Ended September 30,
	2015		2014
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$983	$284	$835	$261
Vacation Exchange and Rentals	1,228	326	1,293	341
Vacation Ownership	2,067	514	1,970	488
Total Reportable Segments	4,278	1,124	4,098	1,090
Corporate and Other	(54)	(101)	(48)	(103)
Total Company	$4,224	$1,023	$4,050	$987

Table 2

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net revenues
Service and membership fees	$734	$717	$1,957	$1,922
Vacation ownership interest sales	448	415	1,201	1,101
Franchise fees	192	189	517	482
Consumer financing	108	108	318	319
Other	82	85	231	226
Net revenues	1,564	1,514	4,224	4,050

Expenses
Operating	691	613	1,865	1,721
Cost of vacation ownership interests	43	49	123	129
Consumer financing interest	18	18	55	52
Marketing and reservation	218	227	624	614
General and administrative	200	188	562	564
Asset impairment	7	8	7	8
Restructuring	8	-	8	-
Depreciation and amortization	59	60	173	175
Total expenses	1,244	1,163	3,417	3,263

Operating income	320	351	807	787
Other income, net	(3)	-	(11)	(5)
Interest expense	33	28	89	84
Interest income	(2)	(2)	(7)	(6)

Income before income taxes	292	325	736	714
Provision for income taxes	102	119	265	265
Net income	190	206	471	449
Net income attributable to noncontrolling interest	-	-	-	(1)
Net income attributable to Wyndham shareholders	$190	$206	$471	$448

Earnings per share
Basic	$1.62	$1.65	$3.96	$3.55
Diluted	1.61	1.64	3.93	3.51

Weighted average shares outstanding
Basic	117	124	119	126
Diluted	118	126	120	128

Note: For a description of adjustments to Net Income, see Table 8.

Table 3

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Wyndham Worldwide Corporation

OPERATING STATISTICS

The following operating statistics are the drivers of our revenues and therefore provide an enhanced understanding of our businesses:

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Rooms	2015	667,400	668,500	671,900	N/A	N/A
	2014	646,900	650,200	655,300	660,800	N/A
	2013	631,800	635,100	638,300	645,400	N/A
	2012	609,300	608,300	618,100	627,400	N/A

RevPAR	2015	$32.84	$39.82	$43.34	N/A	N/A
	2014	$32.30	$40.11	$43.71	$34.06	$37.57
	2013	$31.05	$38.00	$41.78	$33.07	$36.00
	2012	$29.73	$37.23	$40.39	$31.86	$34.80

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2015	3,822	3,831	3,835	N/A	N/A
	2014	3,727	3,748	3,777	3,808	3,765
	2013	3,668	3,686	3,711	3,728	3,698
	2012	3,684	3,670	3,672	3,670	3,674

Exchange Revenue Per Member	2015	$194.06	$167.81	$163.38	N/A	N/A
	2014	$200.78	$179.17	$171.77	$157.24	$177.12
	2013	$210.96	$182.42	$169.95	$161.21	$181.02
	2012	$204.56	$177.07	$171.14	$165.86	$179.68

Vacation Rental Transactions (in 000s) (a) (b)	2015	459	390	462	N/A	N/A
	2014	429	376	455	293	1,552
	2013	423	355	433	273	1,483
	2012	418	325	390	259	1,392

Average Net Price Per Vacation Rental (a) (b)	2015	$361.20	$513.14	$642.00	N/A	N/A
	2014	$410.04	$577.13	$727.40	$492.25	$558.95
	2013	$392.64	$540.38	$677.81	$506.62	$532.11
	2012	$379.40	$524.40	$635.44	$484.69	$504.55

Vacation Ownership (a)
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (c)	2015	$390,000	$502,000	$565,000	N/A	N/A
	2014	$410,000	$496,000	$513,000	$470,000	$1,889,000
	2013	$384,000	$481,000	$536,000	$488,000	$1,889,000
	2012	$384,000	$460,000	$502,000	$435,000	$1,781,000

Tours (in 000s) (d)	2015	168	206	227	N/A	N/A
	2014	170	208	225	191	794
	2013	163	206	225	195	789
	2012	148	186	207	183	724

Volume Per Guest (VPG) (d)	2015	$2,177	$2,353	$2,354	N/A	N/A
	2014	$2,272	$2,280	$2,158	$2,336	$2,257
	2013	$2,211	$2,256	$2,278	$2,370	$2,281
	2012	$2,414	$2,361	$2,315	$2,225	$2,324

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of acquisitions/dispositions from the acquisition/disposition dates forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)	The vacation exchange and rentals operating statistics excluding our U.K.-based camping business sold in Q4 2014 are as follows:

	Year	Q1	Q2	Q3	Q4	Full Year
Vacation Rental Transactions (in 000s)	2014	429	367	431	292	1,518
Average Net Price Per Vacation Rental	2014	$410.02	$578.02	$700.56	$492.64	$548.93

(c)	Includes Gross VOI sales under the Company's Wyndham Asset Affiliate Model (WAAM) Just-in-Time beginning in the second quarter of 2012 (see Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales).
(d)	Includes the impact of WAAM Just-in-Time related tours beginning in the second quarter of 2012.

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging
Number of Properties	2015	7,670	7,700	7,760	N/A	N/A
	2014	7,500	7,540	7,590	7,650	N/A
	2013	7,380	7,410	7,440	7,490	N/A
	2012	7,150	7,170	7,260	7,340	N/A

Vacation Ownership
Provision for Loan Losses (in 000s) (*)	2015	$46,000	$60,000	$78,000	N/A	N/A
	2014	$60,000	$70,000	$70,000	$60,000	$260,000
	2013	$84,000	$90,000	$102,000	$73,000	$349,000
	2012	$96,000	$100,000	$124,000	$89,000	$409,000

Note: Full year amounts may not add across due to rounding.

(*)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

Table 3

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Wyndham Worldwide Corporation
OPERATING STATISTICS

GLOSSARY OF TERMS

Lodging

Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned and (ii) properties under affiliation agreements for which the Company receives a fee for reservation and/or other services provided.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Vacation Exchange and Rentals

Average Number of Members: Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or who are within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with the Company's vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions: Represents the number of transactions that are generated during the period in connection with customers booking their vacation rental stays through the Company. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees during the period divided by the number of vacation rental transactions during the period.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including WAAM sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales.

Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.

Volume per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2012-2015.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation).

Currency-Neutral: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).

Table 4

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2015					2014
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$74	$96	$103	N/A	N/A	$68	$88	$100	$83	$339
Marketing, Reservation and Wyndham Rewards Revenues (a)	96	108	112	N/A	N/A	76	101	117	91	385
Hotel Management Reimbursable Revenues (b)	61	71	73	N/A	N/A	37	39	39	39	154
Intersegment Trademark Fees	12	15	16	N/A	N/A	9	11	11	10	41
Owned Hotel Revenues	25	20	16	N/A	N/A	24	20	18	20	81
Ancillary Revenues (c)	24	24	37	N/A	N/A	23	24	30	24	101
Total Lodging	292	334	357	N/A	N/A	237	283	315	267	1,101

Vacation Exchange and Rentals
Exchange Revenues	185	161	157	N/A	N/A	187	168	162	150	667
Rental Revenues	166	200	296	N/A	N/A	176	217	331	144	868
Ancillary Revenues (d)	18	22	23	N/A	N/A	16	17	19	17	69
Total Vacation Exchange and Rentals	369	383	476	N/A	N/A	379	402	512	311	1,604

Vacation Ownership
Vacation Ownership Interest Sales	336	417	448	N/A	N/A	303	382	415	385	1,485
Consumer Financing	104	105	108	N/A	N/A	105	106	108	108	427
Property Management Fees and Reimbursable Revenues	153	149	159	N/A	N/A	143	145	150	142	581
WAAM Fee-for-Service Commissions	12	19	23	N/A	N/A	33	30	18	16	98
Ancillary Revenues (e)	12	9	12	N/A	N/A	9	10	13	17	47
Total Vacation Ownership	617	699	750	N/A	N/A	593	673	704	668	2,638
Total Reportable Segments	$1,278	$1,416	$1,583	N/A	N/A	$1,209	$1,358	$1,531	$1,246	$5,343

	2013					2012
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$64	$79	$91	$75	$309	$62	$80	$88	$71	$301
Marketing, Reservation and Wyndham Rewards Revenues (a)	73	92	118	83	365	68	99	98	80	345
Hotel Management Reimbursable Revenues (b)	25	38	37	35	135	21	22	25	23	91
Intersegment Trademark Fees	8	10	11	10	39	8	9	9	8	34
Owned Hotel Revenues	26	20	18	19	84	8	8	7	18	41
Ancillary Revenues (c)	26	23	22	23	95	18	15	22	23	78
Total Lodging	222	262	297	245	1,027	185	233	249	223	890

Vacation Exchange and Rentals
Exchange Revenues	193	168	158	150	669	188	162	157	153	660
Rental Revenues	166	192	293	138	789	159	170	248	125	702
Ancillary Revenues (d)	15	16	19	17	68	14	16	15	15	60
Total Vacation Exchange and Rentals	374	376	470	305	1,526	361	348	420	293	1,422

Vacation Ownership
Vacation Ownership Interest Sales	263	347	384	384	1,379	271	342	373	337	1,323
Consumer Financing	105	106	107	108	426	103	102	106	110	421
Property Management Fees	146	141	143	137	567	110	108	117	125	460
WAAM Fee-for-Service Commissions	24	30	33	20	107	12	11	4	6	33
Ancillary Revenues (e)	11	6	10	9	36	5	7	8	12	32
Total Vacation Ownership	549	630	677	658	2,515	501	570	608	590	2,269
Total Reportable Segments	$1,145	$1,268	$1,444	$1,208	$5,068	$1,047	$1,151	$1,277	$1,106	$4,581

Note: Full year amounts may not add across due to rounding.

(a)	Marketing and reservation revenues represent fees the Company receives from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees the Company receives relating to its loyalty program.
(b)	Primarily represents payroll costs in the hotel management business that the Company pays on behalf of property owners and for which it is reimbursed by the property owners. During 2014, reimbursable revenues of $2 million in each of Q1, Q2 and Q3 and $1 million in Q4 which were charged to the Company's vacation ownership business and were eliminated in consolidation. During 2013, such amounts include reimbursable revenues of $1 million, $3 million and $2 million, in Q2, Q3 and Q4 respectively, which were charged to the Company's vacation ownership business and were eliminated in consolidation.
(c)	Primarily includes additional services provided to franchisees and managed properties and fees related to our co-branded credit card program.
(d)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.

Table 5

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Securitized vacation ownership debt (a)
Term notes	$1,843	$1,841	$2,090	$1,962	$1,670
Bank conduit facility (b)	267	253	98	203	271
Total securitized vacation ownership debt (c)	2,110	2,094	2,188	2,165	1,941
Less: Current portion of securitized vacation ownership debt	210	211	217	214	192
Long-term securitized vacation ownership debt	$1,900	$1,883	$1,971	$1,951	$1,749

Debt:
Revolving credit facility (due July 2020) (d)	$20	$23	$14	$25	$18
Commercial paper (e)	87	476	346	189	237
$315 million 6.00% senior unsecured notes (due December 2016)	316	317	317	317	317
$300 million 2.95% senior unsecured notes (due March 2017)	299	299	299	299	299
$14 million 5.75% senior unsecured notes (due February 2018)	14	14	14	14	14
$450 million 2.50% senior unsecured notes (due March 2018)	448	448	448	448	448
$40 million 7.375% senior unsecured notes (due March 2020)	40	40	40	40	40
$250 million 5.625% senior unsecured notes (due March 2021)	247	247	247	247	247
$650 million 4.25% senior unsecured notes (due March 2022)	648	648	650	648	646
$400 million 3.90% senior unsecured notes (due March 2023)	409	409	418	410	401
$350 million 5.10% senior unsecured notes (due October 2025)	338	-	-	-	-
Capital leases	158	161	161	170	175
Other	49	70	70	81	80
Total long-term debt	3,073	3,152	3,024	2,888	2,922
Less: Current portion of long-term debt	44	52	53	47	49
Long-term debt	$3,029	$3,100	$2,971	$2,841	$2,873

(a)	The Company's vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities ("SPEs") that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company's creditors and legally are not the Company's assets. Additionally, the non-recourse debt that is securitized through the SPEs is legally not a liability of the Company and thus, the creditors of these SPEs have no recourse to the Company for principal and interest.
(b)	Represents a non-recourse vacation ownership bank conduit facility with a term through August 2017 and borrowing capacity of $650 million. As of September 30, 2015, this facility had a remaining borrowing capacity of $383 million.
(c)	This debt is collateralized by $2,582 million, $2,558 million, $2,609 million, $2,629 million, and $2,326 million of underlying vacation ownership contract receivables and related assets as of September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014 and September 30, 2014.
(d)	Represents a $1.5 billion revolving credit facility that expires in July 2020. As of September 30, 2015, the Company had $1 million of outstanding letters of credit. After considering outstanding commercial paper borrowings of $87 million, the remaining borrowing capacity was $1.4 billion as of September 30, 2015.
(e)	Represents commercial paper programs of $1.25 billion with a remaining borrowing capacity of $1.2 billion as of September 30, 2015.

Table 6

(1 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended September 30, 2015
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Super 8	2,600	166,656	65.1%	$52.68	$34.29

Days Inn	1,785	142,613	58.1%	$71.39	$41.48

Ramada	838	117,044	59.0%	$76.94	$45.42

Wyndham Hotels and Resorts	210	45,537	65.5%	$108.30	$70.92

Howard Johnson	403	43,803	59.0%	$62.54	$36.88

Baymont	396	31,480	60.0%	$72.04	$43.20

Travelodge	414	30,692	59.8%	$74.56	$44.56

Microtel Inns & Suites by Wyndham	333	23,960	64.2%	$72.00	$46.20

Knights Inn	383	23,464	49.2%	$52.00	$25.58

TRYP by Wyndham	122	17,641	70.3%	$84.05	$59.05

Wingate by Wyndham	148	13,450	70.4%	$91.42	$64.39

Hawthorn Suites by Wyndham	101	10,053	70.1%	$81.67	$57.28

Dolce	24	5,530	58.8%	$160.45	$94.40

Total Lodging	7,757	671,923	61.4%	$70.63	$43.34

Vacation Ownership
Wyndham Vacation Ownership resorts	211	24,095	N/A	N/A	N/A

Total Wyndham Worldwide	7,968	696,018

	As of and For the Three Months Ended September 30, 2014
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Super 8	2,476	158,347	63.3%	$55.36	$35.05

Days Inn	1,791	144,405	57.7%	$70.77	$40.83

Ramada	829	114,918	58.5%	$82.00	$47.95

Howard Johnson	432	46,303	54.4%	$65.79	$35.77

Wyndham Hotels and Resorts	182	41,510	67.0%	$113.52	$76.06

Travelodge	424	31,117	60.5%	$75.65	$45.74

Baymont	359	29,293	59.0%	$69.16	$40.78

Knights Inn	394	24,326	50.2%	$49.53	$24.84

Microtel Inns & Suites by Wyndham	320	22,862	65.6%	$71.02	$46.59

TRYP by Wyndham	119	16,910	69.4%	$93.45	$64.85

Wingate by Wyndham	157	14,377	68.2%	$89.34	$60.89

Hawthorn Suites by Wyndham	97	9,685	69.5%	$77.13	$53.62

Dream	5	989	63.9%	$221.73	$141.74

Night	2	280	76.6%	$164.40	$125.90

Total Lodging	7,587	655,322	60.4%	$72.34	$43.71

Vacation Ownership
Wyndham Vacation Ownership resorts	202	23,498	N/A	N/A	N/A

Total Wyndham Worldwide	7,789	678,820

NOTE: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 6

(2 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Nine Months Ended September 30, 2015
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Super 8	2,600	166,656	59.2%	$51.01	$30.17

Days Inn	1,785	142,613	52.5%	$68.20	$35.83

Ramada	838	117,044	55.5%	$75.78	$42.08

Wyndham Hotels and Resorts	210	45,537	61.8%	$111.39	$68.87

Howard Johnson	403	43,803	51.1%	$62.91	$32.15

Baymont	396	31,480	54.5%	$69.23	$37.72

Travelodge	414	30,692	52.9%	$69.14	$36.55

Microtel Inns & Suites by Wyndham	333	23,960	59.8%	$69.81	$41.73

Knights Inn	383	23,464	46.9%	$48.56	$22.79

TRYP by Wyndham	122	17,641	62.4%	$80.87	$50.42

Wingate by Wyndham	148	13,450	65.4%	$89.70	$58.66

Hawthorn Suites by Wyndham	101	10,053	68.5%	$81.16	$55.62

Dolce	24	5,530	57.5%	$149.84	$86.20

Total Lodging	7,757	671,923	56.1%	$68.97	$38.72

Vacation Ownership
Wyndham Vacation Ownership resorts	211	24,095	N/A	N/A	N/A

Total Wyndham Worldwide	7,968	696,018

	As of and For the Nine Months Ended September 30, 2014
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Super 8	2,476	158,347	58.4%	$51.75	$30.21

Days Inn	1,791	144,405	52.7%	$66.20	$34.91

Ramada	829	114,918	55.3%	$80.22	$44.36

Howard Johnson	432	46,303	49.5%	$63.66	$31.49

Wyndham Hotels and Resorts	182	41,510	63.2%	$114.72	$72.47

Travelodge	424	31,117	53.1%	$68.87	$36.56

Baymont	359	29,293	54.4%	$66.09	$35.95

Knights Inn	394	24,326	45.9%	$47.01	$21.56

Microtel Inns & Suites by Wyndham	320	22,862	61.1%	$67.25	$41.08

TRYP by Wyndham	119	16,910	62.7%	$92.33	$57.89

Wingate by Wyndham	157	14,377	65.3%	$87.14	$56.93

Hawthorn Suites by Wyndham	97	9,685	66.4%	$76.90	$51.03

Dream	5	989	70.2%	$219.10	$153.79

Night	2	280	69.4%	$147.35	$102.20

Total Lodging	7,587	655,322	55.8%	$69.45	$38.77

Vacation Ownership
Wyndham Vacation Ownership resorts	202	23,498	N/A	N/A	N/A

Total Wyndham Worldwide	7,789	678,820

NOTE: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7

(1 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

	Net Revenues	Reported EBITDA	Legacy Adjustments (b)	Acquisition Costs (c)	Restructuring Costs (d)	Asset Impairment (e)	Contract Termination (f)	Adjusted EBITDA
Three months ended March 31, 2015
Lodging	$292	$76	$-	$3	$-	$-	$-	$79
Vacation Exchange and Rentals	369	105	-	-	(1)	-	-	104
Vacation Ownership	617	130	-	-	-	-	-	130
Total Reportable Segments	1,278	311	-	3	(1)	-	-	313
Corporate and Other (a)	(16)	(34)	-	-	-	-	-	(34)
Total Company	$1,262	$277	$-	$3	$(1)	$-	$-	$279

Three months ended June 30, 2015
Lodging	$334	$96	$-	$1	$-	$-	$-	$97
Vacation Exchange and Rentals	383	84	-	-	-	-	-	84
Vacation Ownership	699	182	-	-	-	-	-	182
Total Reportable Segments	1,416	362	-	1	-	-	-	363
Corporate and Other (a)	(18)	(30)	(1)	-	-	-	-	(31)
Total Company	$1,398	$332	$(1)	$1	$-	$-	$-	$332

Three months ended September 30, 2015
Lodging	$357	$83	$-	$-	$4	$7	$14	$108
Vacation Exchange and Rentals	476	134	-	-	3	-	-	137
Vacation Ownership	750	200	-	-	1	-	-	201
Total Reportable Segments	1,583	417	-	-	8	7	14	446
Corporate and Other (a)	(19)	(35)	1	-	-	-	-	(34)
Total Company	$1,564	$382	$1	$-	$8	$7	$14	$412

(a)	Includes the elimination of transactions between segments.
(b)	Relates to the net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to costs incurred in connection with the acquisition of Dolce Hotels and Resorts (January 2015).
(d)	Relates to costs incurred as a result of various organizational realignment inititatives and the reversal of a portion of the restructuring reserve established during the fourth quarter of 2014.
(e)	Relates to a non-cash impairment charge related to the write-down of terminated in-process technology projects resulting from the Company's decision to outsource its reservation system to a third-party provider.
(f)	Relates to the cost of the anticipated termination of a management contract.

Table 7

(2 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

	Net Revenues	Reported EBITDA	Executive Departure Costs	Venezuela Currency Devaluation (b)	VAT Adjustment (c)	Restructuring Costs (d)	Loss on Sale and Asset Impairments (e)	Legacy Adjustments (f)	Adjusted EBITDA
Three months ended March 31, 2014
Lodging	$237	$64	$4	$-	$-	$-	$-	$-	$68
Vacation Exchange and Rentals	379	85	-	10	-	-	-	-	95
Vacation Ownership	593	115	-	-	-	-	-	-	115
Total Reportable Segments	1,209	264	4	10	-	-	-	-	278
Corporate and Other (a)	(16)	(34)	-	-	-	-	-	-	(34)
Total Company	$1,193	$230	$4	$10	$-	$-	$-	$-	$244

Three months ended June 30, 2014
Lodging	$283	$87	$-	$-	$-	$-	$-	$-	$87
Vacation Exchange and Rentals	402	89	-	-	(2)	-	-	-	87
Vacation Ownership	673	185	-	-	-	-	-	-	185
Total Reportable Segments	1,358	361	-	-	(2)	-	-	-	359
Corporate and Other (a)	(15)	(35)	-	-	-	-	-	-	(35)
Total Company	$1,343	$326	$-	$-	$(2)	$-	$-	$-	$324

Three months ended September 30, 2014
Lodging	$315	$100	$-	$-	$-	$(1)	$8	$-	$107
Vacation Exchange and Rentals	512	159	-	-	-	-	-	-	159
Vacation Ownership	704	188	-	-	-	-	-	-	188
Total Reportable Segments	1,531	447	-	-	-	(1)	8	-	454
Corporate and Other (a)	(17)	(36)	-	-	-	-	-	-	(36)
Total Company	$1,514	$411	$-	$-	$-	$(1)	$8	$-	$418

Three months ended December 31, 2014
Lodging	$267	$77	$-	$-	$-	$2	$-	$-	$79
Vacation Exchange and Rentals	311	2	-	-	-	10	27	-	39
Vacation Ownership	668	172	-	-	-	-	-	-	172
Total Reportable Segments	1,246	251	-	-	-	12	27	-	290
Corporate and Other (a)	(15)	(36)	-	-	-	-	-	(2)	(38)
Total Company	$1,231	$215	$-	$-	$-	$12	$27	$(2)	$252

Twelve months ended December 31, 2014
Lodging	$1,101	$327	$4	$-	$-	$1	$8	$-	$340
Vacation Exchange and Rentals	1,604	335	-	10	(2)	10	27	-	380
Vacation Ownership	2,638	660	-	-	-	-	-	-	660
Total Reportable Segments	5,343	1,322	4	10	(2)	11	35	-	1,380
Corporate and Other (a)	(62)	(141)	-	-	-	-	-	(1)	(142)
Total Company	$5,281	$1,181	$4	$10	$(2)	$11	$35	$(1)	$1,238

Note: The sum of the quarters may not agree to the twelve months ended December 31, 2014 due to rounding.
(a)	Includes the elimination of transactions between segments.
(b)	Represents the devaluation of the official exchange rate of Venezuela.
(c)	Reversal of a reserve for value-added taxes.
(d)	Relates to (i) the reversal of a portion of a restructuring reserve established during the fourth quarter of 2013 and (ii) costs incurred as a result of various organizational realignment initiatives by the Company.
(e)	Relates to (i) a loss on the sale of a business and a write-down of an equity investment at the Company's vacation exchange and rentals business and (ii) a write-down of an investment in a joint venture at the Company's lodging business.
(f)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

Table 8

(1 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended September 30, 2015

	As Reported	Legacy Adjustments (a)		Restructuring Costs (b)		Asset Impairment (d)		Contract Termination (e)		As Adjusted non-GAAP
Net revenues
Service and membership fees	$734	$		$		$		$		$734
Vacation ownership interest sales	448									448
Franchise fees	192									192
Consumer financing	108									108
Other	82									82
Net revenues	1,564		-		-		-		-	1,564

Expenses
Operating	691								(14)	677
Cost of vacation ownership interests	43									43
Consumer financing interest	18									18
Marketing and reservation	218									218
General and administrative	200		(1)							199
Asset impairment	7						(7)			-
Restructuring	8				(8)					-
Depreciation and amortization	59									59
Total expenses	1,244		(1)		(8)		(7)		(14)	1,214

Operating income	320		1		8		7		14	350
Other income, net	(3)									(3)
Interest expense	33									33
Interest income	(2)									(2)

Income before income taxes	292		1		8		7		14	322
Provision for income taxes	102		-		2 (c)		2 (c)		6 (c)	112

Net income	$190		$1		$6		$5		$8	$210

Earnings per share
Basic	$1.62		$0.01		$0.05		$0.04		$0.07	$1.79
Diluted	1.61		0.01		0.05		0.04		0.07	1.78

Weighted average shares outstanding
Basic	117		117		117		117		117	117
Diluted	118		118		118		118		118	118

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note:	EPS amounts may not add due to rounding.
(a)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(b)	Relates to costs incurred as a result of various organizational realignment initiatives across the Company.
(c)	Relates to the tax effect of the adjustment.
(d)	Relates to a non-cash impairment charge at the Company's lodging business related to the write-down of terminated in-process technology projects resulting from the decision to outsource the reservation system to a third-party provider.
(e)	Relates to the cost of the anticipated termination of a management contract within the Company's lodging business.

Table 8

(2 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Nine Months Ended September 30, 2015

	As Reported	Acquisition Costs (a)			Restructuring Costs (c)		Asset Impairment (e)		Contract Termination (f)		As Adjusted non-GAAP
Net revenues
Service and membership fees	$1,957	$			$		$		$		$1,957
Vacation ownership interest sales	1,201										1,201
Franchise fees	517										517
Consumer financing	318										318
Other	231										231
Net revenues	4,224		-			-		-		-	4,224

Expenses
Operating	1,865		(3)							(14)	1,848
Cost of vacation ownership interests	123										123
Consumer financing interest	55										55
Marketing and reservation	624										624
General and administrative	562										562
Asset impairment	7							(7)			-
Restructuring	8					(8)					-
Depreciation and amortization	173										173
Total expenses	3,417		(3)			(8)		(7)		(14)	3,385

Operating income	807		3			8		7		14	839
Other income, net	(11)										(11)
Interest expense	89										89
Interest income	(7)										(7)

Income before income taxes	736		3			8		7		14	768
Provision for income taxes	265		(1	)(b)		2 (d)		2 (d)		6 (d)	274

Net income	$471		$4			$6		$5		$8	$494

Earnings per share
Basic	$3.96		$0.04			$0.05		$0.04		$0.07	$4.15
Diluted	3.93		0.04			0.05		0.04		0.07	4.12

Weighted average shares outstanding
Basic	119		119			119		119		119	119
Diluted	120		120			120		120		120	120

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates primarily to costs incurred in connection with the acquisition of Dolce Hotels and Resorts (January 2015) at the Company's lodging business.
(b)	Relates to (i) the tax effect of the adjustment and (ii) a valuation allowance established in connection with the acquisition of Dolce Hotels and Resorts.
(c)	Relates to costs incurred as a result of various organizational realignment initiatives across the Company and the reversal of a portion of the restructuring reserve established during the fourth quarter of 2014 at the Company's vacation exchange and rentals business.
(d)	Relates to the tax effect of the adjustment.
(e)	Relates to a non-cash impairment charge at the Company's lodging business related to the write-down of terminated in-process technology projects resulting from the decision to outsource the reservation system to a third-party provider.
(f)	Relates to the cost of the anticipated termination of a management contract within the Company's lodging business.

Table 8

(3 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended September 30, 2014

	As Reported	Restructuring Reversal (a)		Asset Impairment (b)		As Adjusted non-GAAP
Net revenues
Service fees and membership	$717	$		$		$717
Vacation ownership interest sales	415					415
Franchise fees	189					189
Consumer financing	108					108
Other	85					85
Net revenues	1,514		-		-	1,514

Expenses
Operating	613					613
Cost of vacation ownership interests	49					49
Consumer financing interest	18					18
Marketing and reservation	227					227
General and administrative	188		1			189
Asset impairment	8				(8)	-
Depreciation and amortization	60					60
Total expenses	1,163		1		(8)	1,156

Operating income	351		(1)		8	358
Interest expense	28					28
Interest income	(2)					(2)

Income before income taxes	325		(1)		8	332
Provision for income taxes	119		-		3 (c)	122

Net income	$206		$(1)		$5	$210

Earnings per share
Basic	$1.65		$(0.01)		$0.04	$1.69
Diluted	1.64		(0.01)		0.04	1.67

Weighted average shares outstanding
Basic	124		124		124	124
Diluted	126		126		126	126

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates to the reversal of a portion of a restructuring reserve established during the fourth quarter of 2013 at the Company's lodging business.
(b)	Relates to a write-down of an investment in a joint venture at the Company's lodging business.
(c)	Relates to the tax effect of the adjustment.

Table 8

(4 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Nine Months Ended September 30, 2014

	As Reported	Executive Departure Costs (a)		Venezuela Currency Devaluation (c)		Legacy Adjustments (d)		VAT Adjustment (f)			Restructuring Reversal (g)		Asset Impairment (h)		As Adjusted non-GAAP
Net revenues
Service fees and membership	$1,922	$		$		$		$			$		$		$1,922
Vacation ownership interest sales	1,101														1,101
Franchise fees	482														482
Consumer financing	319														319
Other	226														226
Net revenues	4,050		-		-		-		-			-		-	4,050

Expenses
Operating	1,721				(10)										1,711
Cost of vacation ownership interests	129														129
Consumer financing interest	52														52
Marketing and reservation	614														614
General and administrative	564		(4)				(1)		2			1			562
Asset impairment	8													(8)	-
Depreciation and amortization	175														175
Total expenses	3,263		(4)		(10)		(1)		2			1		(8)	3,243

Operating income	787		4		10		1		(2)			(1)		8	807
Other income, net	(5)														(5)
Interest expense	84								2						86
Interest income	(6)														(6)

Income before income taxes	714		4		10		1		(4)			(1)		8	732
Provision for income taxes	265		1 (b)		1 (b)		1 (e)		(2	)(b)		-		3 (b)	269

Net income	449		3		9		-		(2)			(1)		5	463
Net income attributable to noncontrolling interest	(1)		-		-		-		-			-		-	(1)

Net income attributable to Wyndham shareholders	$448		$3		$9		$-		$(2)			$(1)		$5	$462

Earnings per share
Basic	$3.55		$0.02		$0.07		$-		$(0.02)			$(0.01)		$0.04	$3.65
Diluted	3.51		0.02		0.07		-		(0.02)			(0.01)		0.04	3.62

Weighted average shares outstanding
Basic	126		126		126		126		126			126		126	126
Diluted	128		128		128		128		128			128		128	128

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Related to costs associated with an executive's departure at the Company's lodging business.
(b)	Relates to the tax effect of the adjustment.
(c)	Represents the devaluation of the official exchange rate of Venezuela at the Company's vacation exchange and rentals business.
(d)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(e)	Relates to the reversal of a state tax accrual.
(f)	Relates to the reversal of a reserve for value-added taxes at the Company's vacation exchange and rentals business.
(g)	Relates to the reversal of a portion of a restructuring reserve established during the fourth quarter of 2013 at the Company's lodging business.
(h)	Relates to a write-down of an investment in a joint venture at the Company's lodging business.

Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION

(In millions)

FREE CASH FLOW

We define free cash flow to be net cash provided by operating activities less property and equipment additions which we also refer to as capital expenditures.

We believe free cash flow to be a useful operating performance measure to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions, development advances and equity investments, as well as our ability to return cash to shareholders through dividends and share repurchases. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities, net cash used in investing activities and net cash used in financing activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Nine Months Ended September 30,
	2015	2014

Net cash provided by operating activities	$817	$899
Less: Property and equipment additions	(157)	(149)
Free cash flow	$660	$750

GROSS VOI SALES

The following table provides a reconciliation of Gross VOI sales (see Table 3) to vacation ownership interest sales (see Table 4):

Year 2015	Q1	Q2	Q3	Q4	Full Year

Gross VOI sales (*)	$390	$502	$565	N/A	N/A
Less: Sales under WAAM Fee-for-Service	(21)	(26)	(37)	N/A	N/A
Gross VOI sales, net of WAAM Fee-for-Service sales	369	477	528	N/A	N/A
Less: Loan loss provision	(46)	(60)	(78)	N/A	N/A
Plus: Impact of percentage-of-completion accounting	13	-	(2)	N/A	N/A
Vacation ownership interest sales (*)	$336	$417	$448	N/A	N/A

2014

Gross VOI sales (*)	$410	$496	$513	$470	$1,889
Less: Sales under WAAM Fee-for-Service	(44)	(40)	(27)	(21)	(132)
Gross VOI sales, net of WAAM Fee-for-Service sales	366	456	486	449	1,757
Less: Loan loss provision	(60)	(70)	(70)	(60)	(260)
Less: Impact of percentage-of-completion accounting	(3)	(4)	(1)	(4)	(12)
Vacation ownership interest sales (*)	$303	$382	$415	$385	$1,485

2013

Gross VOI sales (*)	$384	$481	$536	$488	$1,889
Less: Sales under WAAM Fee-for-Service	(36)	(44)	(51)	(29)	(160)
Gross VOI sales, net of WAAM Fee-for-Service sales	347	437	486	459	1,729
Less: Loan loss provision	(84)	(90)	(102)	(73)	(349)
Less: Impact of percentage-of-completion accounting	-	-	-	(1)	(1)
Vacation ownership interest sales (*)	$263	$347	$384	$384	$1,379

2012

Gross VOI sales (*)	$384	$460	$502	$435	$1,781
Less: Sales under WAAM Fee-for-Service	(17)	(18)	(5)	(10)	(49)
Gross VOI sales, net of WAAM Fee-for-Service sales	367	442	497	426	1,732
Less: Loan loss provision	(96)	(100)	(124)	(89)	(409)
Vacation ownership interest sales (*)	$271	$342	$373	$337	$1,323

Note: Amounts may not add due to rounding.

(*) Includes VOI sales under WAAM Just-in-Time beginning in the second quarter of 2012.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company's VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2015	$24	$17	$32	N/A	N/A
2014	$25	$21	$27	$24	$97
2013	$24	$18	$22	$25	$89
2012	$27	$20	$22	$28	$97